UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. __ )

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☒	Definitive Proxy Statement
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First Guaranty Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

FIRST GUARANTY BANCSHARES, INC.
400 East Thomas Street
Hammond, Louisiana  70401

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 19, 2022

To the Shareholders of First Guaranty Bancshares, Inc.:

You are cordially invited to attend the 2022 Annual Meeting of Shareholders (the "Meeting") of First Guaranty Bancshares, Inc. ("First Guaranty" or the "Company") which will be held in the FGB Center, 206 South Orange Street, Hammond, Louisiana, on Thursday, May 19, 2022, at 2:00 p.m., local time, for the purpose of considering and voting upon the following matters:

1. To elect the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.To approve an advisory, non-binding resolution regarding our executive compensation as described in this Proxy Statement;

3.To approve the First Guaranty Bank Equity Bonus Plan; and

4.To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed March 21, 2022, as the record date for determining shareholders entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on March 21, 2022, are entitled to notice and to vote at the Meeting.

We encourage all shareholders to participate in this year’s Annual Meeting in person. However, if you prefer, you may still attend the Annual Meeting via computer and telephone. See instructions below.

Instructions to view Annual Meeting via the web:

To see the presentation, using your computer:
1.Go to http://www.fgb.net/investor-relations
2.Click the button that says, “Join the Meeting”
3.Enter your name and email address, you will then be joined to the visual component of the meeting. You will still need to connect via your phone to hear the presentation.

To hear the presentation, using your phone:
1.Dial Conference Phone: 312 626 6799
2.Enter Meeting ID: 871 7056 3016
3.Enter Passcode: 561507

Your vote is important regardless of the number of shares you own. All shareholders are invited to attend the Meeting in person, but if you do not plan to attend this Meeting, please mark, date, and sign the enclosed proxy card and return it promptly in the enclosed stamped envelope. This proxy is solicited on behalf of the Board of Directors and may be revoked by written notice to the Secretary of First Guaranty at any time prior to exercise thereof.

Our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2021 may be accessed on our website at www.fgb.net/investor-relations.

We hope that you will be able to attend the Meeting, and if you do, you may vote your shares in person if you wish.

BY ORDER OF THE BOARD OF DIRECTORS

Eric J. Dosch
Chief Financial Officer and Secretary
Hammond, Louisiana
April 15, 2022

FIRST GUARANTY BANCSHARES, INC.
400 East Thomas Street
Hammond, Louisiana  70401

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Thursday, May 19, 2022

    The following information is furnished in connection with the Annual Meeting of Shareholders (the "Meeting") of First Guaranty Bancshares, Inc. (the "Company" or " First Guaranty") to be held on Thursday, May 19, 2022, at 2:00 p.m., local time, in the FGB Center, 206 South Orange Street, Hammond, Louisiana, and any adjournment or postponement thereof. This proxy statement and proxy is first being given or mailed to shareholders on or about April 15, 2022.

SOLICITATION OF PROXIES

    The enclosed proxy is being solicited by the Board of Directors of First Guaranty. The cost of soliciting the proxies will be borne by First Guaranty. The directors, officers and employees of First Guaranty may solicit proxies by telephone or in person. In addition, it is anticipated that banks, brokerage houses, and other institutions, nominees, and fiduciaries will be requested to forward the proxy materials to their principals and to obtain authorizations for the execution of proxies. First Guaranty shall, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy materials to their principals.

VOTING OF PROXIES

    The Board of Directors of First Guaranty has fixed the close of business on March 21, 2022 as the record date for determining the shareholders entitled to vote at the Meeting. Accordingly, only holders of record as of that date are entitled to vote. At that date, First Guaranty had 10,716,796 outstanding shares of $1 par value common stock. Each share of common stock is entitled to one vote. The presence, in person or by proxy, of the holders of a majority of our shares of common stock will constitute a quorum for the transaction of business at the Meeting. Brokers holding shares of Company common stock for clients in street name are permitted, without receiving instructions from the client, to vote clients' shares on routine matters such as the ratification of the appointment of the independent registered public accounting firm, but are not permitted to vote on non-routine matters such as the election of directors, the advisory non-binding resolution with respect to our executive compensation or First Guaranty Bank's Equity Bonus Plan.  A vote that is not cast for this reason is a "broker non-vote." Express abstentions and broker non-votes made at the Meeting, in person or by proxy, will be counted for purposes of determining that a quorum is present but will not be counted with respect to the vote on the matters to be considered at the Meeting.

    As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote "FOR" the election of the nominees proposed by the Board of Directors, or to "WITHHOLD ALL" to vote for the nominees being proposed, or "FOR ALL EXCEPT" nominees who are identified on the proxy card.  Directors are elected by a plurality of votes cast.

As to the advisory, non-binding vote with respect to our executive compensation as described in this Proxy Statement, a shareholder may: (i) vote “FOR” the resolution; (ii) vote “AGAINST” the resolution; or (iii) “ABSTAIN” from voting on the resolution. The affirmative vote of the holders of a majority of the shares cast in person or by proxy at the Meeting and entitled to vote on this proposal is required to approve this proposal. While this vote is required by law, it will neither be binding on the Company or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board of Directors.

As to the adoption of First Guaranty Bank’s Equity Bonus Plan described in this Proxy Statement, a shareholder may: (i) vote "FOR" the adoption; (ii) vote "AGAINST" the adoption; or (iii) "ABSTAIN" from voting on the adoption. The affirmative vote of the holders of a majority of the shares cast in person or by proxy at the Meeting and entitled to vote on this proposal is required to approve this proposal.

    All proxies that are properly executed and returned to First Guaranty will be voted at the Meeting, and any adjournment thereof, as specified by the shareholders in the proxies. A proxy may be revoked at any time before it is exercised by revoking it in writing, submitting a later dated proxy or voting in person at the Meeting. If a shareholder (other than a broker holding shares in street name) signs, dates and returns the proxy but does not indicate the manner in which he or she desires his or her shares to be voted, the shares will be voted "FOR" proposals 1, 2 and 3.

    The Board of Directors of First Guaranty is not aware of any business to be acted upon at the Meeting other than the matters described in this proxy statement. If, however, other proper matters are brought before the Meeting, or any adjournment or postponement thereof, the persons appointed as proxy holders will have discretion to vote or abstain from voting thereon according to their best judgment. Should any nominee for director be unable or unwilling to serve, the proxy holders will have discretionary authority to vote for a substitute. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.

PROPOSAL 1 - ELECTION OF DIRECTORS

    The Board of Directors of First Guaranty has fixed the number of directors of First Guaranty at five. The persons named on the Proxy will vote only for the five named nominees, except to the extent that authority to so vote is withheld as to one or more nominees. The persons elected as directors are to serve until the next Annual Shareholders Meeting or until their successors are duly elected and qualified.

    The following persons are the current members of the Board of Directors of First Guaranty and have been nominated by the Nominating and Corporate Governance Committee of the Board of Directors for election as directors of First Guaranty. Each nominee's name, age, present positions with First Guaranty, if any, principal occupation for the past five years, directorships in other public companies, the year each first became a director of First Guaranty and information regarding the person's experience, qualifications, attributes or skills that caused the Board to determine that the person should serve as a director are set forth below.

The Board of Directors unanimously recommends a vote "FOR" all of the nominees listed below for election as directors.

Name	Age (1)	Director Since (2)	Principal Occupation During the Past Five Years
William K. Hood	71	1977	President of Hood Automotive Group since 1977 and a director of Entergy Louisiana, Inc. from 1987 to 2010. Mr. Hood's extensive management experience in running a business enterprise provides the Board with valuable insight in the oversight of management.
Alton B. Lewis, Jr.	73	2002	Vice Chairman, President, and Chief Executive Officer of First Guaranty and First Guaranty Bank since October 1, 2009. President of First Guaranty and First Guaranty Bank since January 1, 2013. Partner of the law firm of Cashe, Lewis, Coudrain & Sandage and its predecessor from January 1980 to September 30, 2009. Mr. Lewis' prior experience representing various companies, knowledge of the legal system and experience in running the law firm he previously was associated with makes Mr. Lewis an effective chief executive of First Guaranty and has improved the execution of First Guaranty's business plan.
Marshall T. Reynolds	85	1993	Chairman of First Guaranty's Board of Directors since inception in July 2007. Chairman of First Guaranty Bank's Board of Directors since May 1996. Chairman of the Board of Champion Industries, Inc. a holding company for commercial printing and office products companies since 1992. Chief Executive Officer of Champion Industries, Inc. from 1992 to 2016. President of Champion Industries, Inc. from December 1992 to September 2000. President and general manager of The Harrah and Reynolds Corporation, predecessor of Champion Industries, Inc., from 1964 (and sole shareholder from 1972) to present. Chairman of the Board of River City Associates, Inc (owner of Pullman Plaza Hotel) since 1989. Chairman of the Board of Directors, Broughton Foods Company from November 1996 to June 1999; Director (from 1983 to November 1993) and Chairman of the Board of Directors (from 1983 to November 1993) of Bank One West Virginia Corporation (formerly Key Centurion Bancshares, Inc.). Chairman of the Board of Premier Financial Bancorp, Inc. of Huntington, West Virginia from 1996 to September 2021. Chairman of the Board of Portec Rail Products, Inc. in Pittsburgh, Pennsylvania from December 1997 until December 2010, Director of Summit State Bank in Santa Rosa, California since December 1998, and Director of First State Financial Corporation in Sarasota, Florida from 1999 to 2009. Chairman of the Board of Directors of Energy Services of America Corporation in Huntington, West Virginia since 2006. Mr. Reynold's experience in running both public and private enterprises, including his extensive experience on the boards of financial institutions provides significant experience on the Board's oversight of management.

Jack Rossi	77	2018	Mr. Rossi is a Certified Public Accountant in West Virginia and Virginia with over 40 years of public accounting experience. Mr. Rossi was a partner with the West Virginia accounting firm of Arnett and Foster where he managed their financial institutions practice until his retirement from the firm in 2013. Mr. Rossi is a past President of the West Virginia Society of CPAs and has served as a member of the West Virginia Board of Accountancy. Mr. Rossi graduated from West Virginia University with a Bachelor of Science Degree in Administration with a concentration in accounting. We believe that Mr. Rossi's extensive experience as an auditor for banks and public companies qualifies him to serve as a member of our Board and as Chairman and Financial Expert for the Board's Audit Committee.
Edgar R. Smith III	58	2007
Mr. Smith was appointed to the Board of Directors of First Guaranty Bancshares on October 16, 2014. He has been a member of the Board of Directors of First Guaranty Bank since February 2007. His successful career as a business leader and extensive experience running various business enterprises we believe qualifies him to serve on our board. Some of his notable accomplishments are that, Mr. Smith currently serves as Chairman (since 2012) and Chief Executive Officer (since 1999) of Smitty's Supply Inc, which is a leading manufacturer and distributor of lubricants and related products. Mr. Smith is also, Chairman, President, and Chief Executive Officer of Latch Oil, Inc. (since 2013), Sole Shareholder and Chairman of Cam2 International, LLC. (since 2014)., and President of Big 4 Trucking (since 2012). We are confident that Mr. Smith’s achievements and excellence in his business practices would make him an extremely valuable member to serve on our board.

1 As of March 21, 2022.
2 Includes service as a Director of First Guaranty Bank, a wholly owned subsidiary of First Guaranty Bancshares, Inc.

The following person is a current executive officer of First Guaranty who is not also a member of the board. The executive officer's name, age, present position with First Guaranty, principal occupation for the past five years, directorships in other public companies, and the year he first became an executive officer of First Guaranty is set forth below.

Name	Age (1)	Executive Officer Since (2)	Principal Occupation During the Past Five Years
Eric J. Dosch	43	2010	Chief Financial Officer of First Guaranty and First Guaranty Bank since 2010. Mr. Dosch has worked for First Guaranty Bank since 2003. During his eighteen years at First Guaranty Bank, Mr. Dosch has held positions in commercial lending and credit including Chief Credit Officer. Prior to working at First Guaranty, Mr. Dosch was a financial analyst with Livingston & Jefferson, a private asset management firm located in Cincinnati, Ohio. Mr. Dosch joined the Board of Directors for Smitty's Supply Inc. in 2021. Mr. Dosch is a CFA ® Charterholder and a graduate from The Graduate School of Banking at Louisiana State University. Mr. Dosch obtained his undergraduate degree from Duke University in 2001.
1 As of March 21, 2022.
2 Includes service as an executive officer of First Guaranty Bank, a wholly owned subsidiary of First Guaranty Bancshares, Inc.

    First Guaranty's Board of Directors currently expects to vote First Guaranty's shares to re-elect the following slate of First Guaranty Bank Board of Directors:

Anthony J. Berner, Jr.	Alton B. Lewis, Jr.	Richard W. Sitman
Gloria Dykes	Bruce McAnally	Ann A. Smith
Phillip E. Fincher	Morgan S. Nalty	Edgar R. Smith III
Robert H. Gabriel	Jack M. Reynolds
Andrew Gasaway, Jr.	Marshall T. Reynolds
William K. Hood	Nancy C. Ribas
Edwin L. Hoover, Jr.	Jack Rossi

OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

Principal Shareholders

    The following table sets forth certain information regarding the only persons who are known by First Guaranty to own beneficially more than 5% of the outstanding common stock of First Guaranty. Each beneficial owner exercises sole voting and investment power over the shares listed below except as disclosed in the accompanying footnotes. Pursuant to Rule 13d-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each principal shareholder disclaims beneficial ownership of all shares owned by his spouse, a trust or business entity with which he is affiliated, or of which he acts as custodian.

	Amount of Common Stock Beneficially Owned
Name of Beneficial Owner	Shares	Percent
Marshall T. Reynolds (1)	1,749,145	16.3%
P O Box 4040
Huntington, WV 25729
Smith & Hood Holding Company, LLC(2)	1,062,817	9.9%
58191 Old US 51
Amite, LA 70422
Smith & Hood Investments, LLC(2)	756,315	7.1%
58191 Old US 51
Amite, LA 70422
Douglas V. Reynolds	575,298	5.4%
P O Box 4040
Huntington, WV 25729
(1)Mr. Marshall T. Reynolds is Chairman of the Board. Includes 693 shares owned by Purple Cap, LLC, over all of which Mr. Reynolds has shared voting and investment power. Also includes 6,655 shares owned by Champion Leasing Corp., 624 shares owned by The Harrah & Reynolds Corporation and 49,806 shares owned by M. T. Reynolds Irrevocable Trust, over all of which Mr. Reynolds has sole voting and investment power. Also includes 15,286 shares owned by the Estate of Mr. Reynolds's wife for which Mr. Reynold's is executor and 13,048 shares owned by minors for which Mr. Reynolds is custodian. Does not include 140,472 shares beneficially owned by Mr. Reynolds's son, Jack Reynolds. 1,478,755 shares are pledged as collateral for a loan.
(2)For further details on the ownership of First Guaranty stock by William H. Hood and Edgar R. Smith III, please see the table under "Security Ownership of Directors, Nominees, and Executive Officers."

Security Ownership of Directors, Nominees, and Executive Officers

    The following table sets forth certain information concerning the beneficial ownership of First Guaranty's outstanding common stock by each director who is also a nominee for director and executive officer of First Guaranty and by all directors and executive officers of First Guaranty as a group as of March 21, 2022. Each director and executive officer exercises sole voting and investment power over the shares listed below except as disclosed in the accompanying footnotes. Pursuant to Rule 13d-4 under the Exchange Act, each person listed below disclaims beneficial ownership of all shares owned by his or her spouse, a trust or a business entity with which he or she is affiliated, or of which he or she acts as custodian.

		Amount of Common Stock Beneficially Owned
Name	Title	Shares	Percent
Marshall T. Reynolds (1)	Chairman of the Board of Directors	1,749,145	16.3%
William K. Hood (2)	Director	2,181,790	20.4%
Alton B. Lewis, Jr. (3)	Vice Chairman, President, Chief Executive Officer and Director	85,501	0.8%
Jack Rossi	Director	1,210	*%
Eric J. Dosch (4)	Chief Financial Officer, Treasurer and Secretary	23,779	0.2%
Edgar R. Smith III (5)	Director	2,336,207	21.8%
All directors, nominees for
director, and executive officers as a group		4,558,500(6)	42.5%
(6 persons)

* Less than one-tenth of one percent
(1)Includes 693 shares owned by Purple Cap, LLC, over all of which Mr. Reynolds has shared voting and investment power. Also includes 6,655 shares owned by Champion Leasing Corp., 624 shares owned by The Harrah & Reynolds Corporation and 49,806 shares owned by M. T. Reynolds Irrevocable Trust, over all of which Mr. Reynolds has sole voting and investment power. Also includes 15,286 shares owned by the Estate of Reynolds's wife for which Mr. Reynold's is executor and 13,048 shares owned by minors for which Mr. Reynolds is custodian. Does not include 140,472 shares beneficially owned by Mr. Reynolds's son, Jack Reynolds. 1,478,755 shares are pledged as collateral for a loan.
(2)Includes 74,641 shares owned by Hood Investments, LLC and 26,633 shares owned by WKH Management, Inc. as to which Mr. Hood exercises sole voting and investment power. Includes 49,029 shares held in brokerage. Also includes 1,062,817 shares owned by Smith & Hood Holding Company, LLC of which Mr. Hood is President and Chairman. Total also includes 756,315 shares co-owned by Messrs. Hood and Smith through Smith & Hood Investments, LLC.
(3)Includes 9,181 shares of which Mr. Lewis is a joint owner who has shared voting and investment power over such shares.
(4)Includes 364 shares owned by minors for which Mr. Dosch is custodian. Includes 615 shares in the First Guaranty Bank ESOP.  Also includes 147 shares owned by Mr. Dosch's spouse.
(5)Includes 75,376 shares owned by Big 4 Investments of which Mr. Smith is President, 1,062,817 shares owned by Smith & Hood Holding Company, LLC of which Mr. Smith is a co-owner, 756,315 shares co-owned by Messrs. Hood and Smith through Smith & Hood Investments, LLC. Total also includes 7,031 shares owned by Smith- Hoover Holdings, LLC of which Mr. Smith is an affiliate.
(6)Total number of shares includes only 1,062,817 shares with respect to the shares co-owned by Messrs. Hood and Smith through Smith & Hood Holding Company, LLC. Total also includes only 756,315 shares co-owned by Messrs. Hood and Smith through Smith & Hood Investments, LLC. These shares are not double counted.

Delinquent Section 16(a) Reports

    Section 16(a) of the Securities Exchange Act of 1934 requires First Guaranty's executive officers and directors, and persons who own more than 10% of a registered class of First Guaranty's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by the SEC regulations to furnish First Guaranty with copies of all Section 16(a) forms they file.

    Based on our review of such ownership reports, Edgar R. Smith III had four late Form 4s reporting 11 late transactions. William K. Hood had four late Form 4s reporting 15 late transactions. First Guaranty has implemented enhanced procedures to mitigate future late filings. No other executive officer, director or 10% beneficial owner of our shares of common stock failed to file ownership reports for 2021 on a timely basis. First Guaranty relies on  written representations of its directors and executive officers and copies of the reports that have been filed in making required disclosures concerning beneficial ownership reporting.

Board Leadership Structure

    First Guaranty has chosen to separate the principal executive officer and board chair positions in order to provide a higher degree of independence and transparency between the Board and management. This leadership structure of the Board has been in place since the inception of First Guaranty. The Chairman of the Board provides guidance to the Chief Executive Officer, is active in setting the agenda for Board meetings, and presides over meetings of the full Board. The Chief Executive Officer is responsible for setting the strategic direction for First Guaranty and the day to day leadership and performance of First Guaranty. The Board believes that this leadership structure is most appropriate given the Board's and First Guaranty's conservative risk profile and the Board's role in monitoring First Guaranty's execution of its business plan and the risk elements associated with such execution. Given the independent roles both the Board and management have in monitoring First Guaranty's risk, First Guaranty believes that its current leadership structure is well positioned to identify and mitigate these and other risks as they may arise.

Board's Role in Risk Oversight

    The Board's role in First Guaranty's risk oversight process includes receiving regular reports from members of senior management on areas of material risk to First Guaranty, including operational, financial, legal and regulatory, strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are reviewed and discussed at committee meetings) receives these reports from the appropriate "risk owner" within the organization to enable the Board or appropriate committee to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the Chairman of the relevant committee reports on the discussion to the full Board at the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Hedging Policy

First Guaranty does not currently have any policy regarding the ability of its employees (including officers) or directors to purchase financial instruments (such as prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset any decrease in value of First Guaranty stock.

BOARD OF DIRECTORS INDEPENDENCE

    The Board of Directors determines the independence of each director in accordance with the NASDAQ Stock Market rules, which include all elements of independence as set forth in the listing requirements for NASDAQ securities. The board of directors has determined that all of our directors are "independent" within the meaning of such standards, with the exception of Mr. Lewis who is the President and Chief Executive Officer. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Mr. Reynolds, Mr. Hood, Mr. Rossi and Mr. Smith do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors considered the current and prior relationships that each director has with First Guaranty Bancshares and First Guaranty Bank and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the transactions described in the section titled "Transactions with Related Parties."

BOARD COMMITTEES AND MEETINGS
General

    During 2021, there were 16 meetings of First Guaranty's Board of Directors. There were 13 meetings of First Guaranty Bank's Board of Directors, five meetings of First Guaranty's Audit Committee, five meetings of First Guaranty Bank's Audit Committee and 13 meetings of First Guaranty Bank's Executive Committee. All of First Guaranty's directors attended at least 75% of the aggregate number of meetings of First Guaranty's Board of Directors plus meetings of committees on which that particular director served during this period. First Guaranty strongly encourages all members of the Board of Directors to attend the Annual Meeting of Shareholders. At First Guaranty's 2021 Annual Meeting of Shareholders, all of First Guaranty's Board members were present and 18 of 19 First Guaranty Bank Board members were present.

    First Guaranty's Board of Directors has three standing committees: (1) an Audit Committee, (2) a Nominating and Corporate Governance Committee and (3) a Compensation Committee.

Audit Committee

    The members of First Guaranty's Audit Committee are Jack Rossi, Chairman, William K. Hood and Edgar R. Smith III. Jack Rossi, William K. Hood and Edgar R. Smith III are the current independent directors on the Audit Committee within the meaning of NASDAQ Stock Market rules and Rule 10A-3 of the Exchange Act. The Audit Committee met five times in 2021. First Guaranty's Audit Committee Charter is published on www.fgb.net.

    The Audit Committee's primary duties and responsibilities are to:

•Monitor the integrity of First Guaranty's accounting and financial reporting process and systems of internal controls.
•Monitor the independence and performance of First Guaranty's external auditors, internal auditors and outsourced internal audit consultants.
•Facilitate communication among the external auditors, management, internal auditors, and the outsourced internal audit consultants.
•Maintain oversight of the external auditors, including the appointment, compensation and, when considered necessary, the dismissal of the external auditors.
•Review and approve the scope of the annual audit, the audit fee and the financial statements and pre-approve all auditing and permitted non-audit services.

    Additional functions of First Guaranty's Audit Committee include serving as a channel of communication between the auditor and regulatory examiners and the Board of Directors, reviewing examinations of First Guaranty, reviewing the results of each external audit of First Guaranty, reviewing First Guaranty's annual and quarterly financial statements, considering the adequacy of First Guaranty's internal financial controls, and attending to other matters relating to the appropriate auditing and accounting principles and practices to be used in the operation of First Guaranty in the preparation of its financial statements. This Committee also supervises the activities of the Internal Audit Department and approves the annual program of work. In taking actions, First Guaranty's Audit Committee considers First Guaranty Bank's Audit Committee recommendations.

    The members of First Guaranty Bank's Audit Committee are William K. Hood, Chairman, Anthony J. Berner, Jr., Gloria M. Dykes, and Edwin L. Hoover, Jr.

Nominating and Corporate Governance Committee

    The members of First Guaranty's Nominating and Corporate Governance Committee are Marshall T. Reynolds, Chairman, William K. Hood and Edgar R. Smith III. All members of the Nominating and Corporate Governance Committee are independent directors within the meaning of the NASDAQ Stock Market rules. The Nominating and Corporate Governance Committee in conjunction with the Board met one time in 2021 to approve recommended board membership. The purpose of the Nominating and Corporate Governance Committee of First Guaranty shall be to identify qualified individuals to become Board members; determining the size and composition of the Board and its committees; monitoring a process to assess Board effectiveness; developing and implementing First Guaranty's corporate governance principles; and developing and implementing First Guaranty's Code of Conduct and Ethics.

    The Nominating and Corporate Governance Committee has the authority to:

a.Lead the search for individuals qualified to become members of the Board, and to select director nominees to be presented to the Board for its approval, and to shareholders for approval at the annual meeting of shareholders.  The Committee shall select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of First Guaranty and its shareholders.  In addition, the Committee has adopted procedures for the submission of recommendations by shareholders, as it deems appropriate. The Committee shall conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates.

b.Review and monitor the Board's compliance with applicable NASDAQ Stock Market listing standards for independence.

c.Make recommendations to the Board regarding the size and composition of the Board and develop and recommend to the Board criteria (such as independence, experience relevant to the needs of First Guaranty, leadership qualities, and stock ownership) for the selection of individuals to be considered for election or re-election to the Board.

d.Review the Board's committee structure and recommend to the Board for its approval directors (members and chairs) to serve on each committee.

e.Develop corporate governance principles and a code of conduct and ethics, and recommend such guidelines and code to the Board for its approval.  The Committee shall review the guidelines on an annual basis, or more frequently if appropriate, and recommend changes as necessary.

f.Review, as appropriate and in consultation with the Compensation Committee, director compensation, and benefits.

g.Retain and determine any search firm to assist in identifying director candidates, and to retain outside counsel and any other advisors as the Committee may deem appropriate in fulfilling its responsibilities. The Committee shall notify the Board prior to retaining any search firm, counsel or other advisors.  The Committee shall have sole authority to approve related fees and retention terms.

h.Report to the full Board of Directors any actions taken for ratification of the Committee's actions by the Board as necessary.

    The Nominating and Corporate Governance Committee Charter may be accessed on www.fgb.net. It is expected that the Nominating Committee will use the same process to evaluate potential candidates recommended by shareholders as it uses to evaluate any other potential candidate. Shareholders wishing to propose a nominee to the committee should send written notice to Mr. Marshall T. Reynolds at the following address:  P. O. Box 2009, Hammond, LA 70404. The notice should include:

➢	The name, age, business and residence addresses, and principal occupation and experience of each proposed nominee; information that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director; and

➢	The name and address of the shareholder giving the notice and number of shares of common stock of First Guaranty of which the shareholder is the record owner.

    In evaluating director nominees, the Nominating and Corporate Governance Committee considers the following factors:

➢	The appropriate size of First Guaranty's Board of Directors;

➢	The needs of First Guaranty with respect to the particular talents and experience of its directors;

➢	The knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service;

➢	Experience with accounting rules and practices;

➢	Appreciation of the relationship of First Guaranty's business to the changing needs of society; and

➢	The desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

    The Nominating and Corporate Governance Committee's goal is to assemble a Board of Directors that brings to First Guaranty a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Nominating and Corporate Governance Committee also considers candidates with appropriate non-business backgrounds.

    The Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interest of First Guaranty and its shareholders. The Committee also believes it appropriate for certain key members of First Guaranty's management as well as members of First Guaranty Bank's Board of Directors to provide suggestions to the Committee.

    The Nominating and Corporate Governance Committee will identify nominees by first evaluating the current members of the Board of Directors willing to serve an additional term. Current members of the Board who are willing to continue to serve as a member will be considered for re-nomination. If any member of the Board does not wish to continue to serve on the Board or if the Nominating and Corporate Governance Committee or the Board decides not to re-nominate a member for re-election, the Committee may identify a new nominee. Current Board members are polled for suggestions as to individuals meeting the criteria of the Nominating and Corporate Governance Committee. Research may also be performed to identify qualified individuals. Although First Guaranty reserves the right to do so, First Guaranty has not engaged third parties to identify, evaluate, or assist in identifying potential nominees.

    While the Board of Directors does not maintain a written policy on diversity which specifies the qualities or factors the Board must consider when assessing Board members individually or in connection with assessing the overall composition of the Board, the Board does take into account:

➢	the effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new Board members;

➢	the requisite expertise and sufficiently diverse backgrounds of the Board of Directors' overall membership composition; and

➢	the number of independent outside Directors and other possible conflicts of interest of existing and potential members of the Board of Directors.

    First Guaranty's By-Laws contain provisions that address the process by which a shareholder may nominate an individual to stand for election to the Board of Directors at First Guaranty's Annual Meeting of Shareholders. Those provisions are discussed in more detail in this proxy statement below under the heading "2023 Annual Meeting."

    First Guaranty has established a formal process by which shareholders may communicate with the Board of Directors. Every effort has been made to ensure that the views of shareholders are heard by the Board or individual directors and that appropriate responses are provided to shareholders in a timely manner.

    You can contact our Directors by mail in care of the Secretary to the Board of Directors, First Guaranty Bancshares, Inc., P. O. Box 2009, Hammond, LA 70404. Mail addressed to the "Board of Directors" will be forwarded or delivered to the Chairman of the Board.

Compensation Committee

    The members of First Guaranty's Compensation Committee are Marshall T. Reynolds, Chairman and William K. Hood. All members of the Compensation Committee are independent directors within the meaning of the NASDAQ Stock Market rules. The Compensation Committee Charter may be accessed on www.fgb.net. The purpose of the Compensation Committee of First Guaranty is to review and approve the compensation and benefits provided to First Guaranty's directors and executive management. In addition, the Compensation Committee approves the compensation arrangements for senior management and directors and the adoption of compensation plans in which officers and directors are eligible to participate and oversees any such plans that are adopted by First Guaranty.

The Compensation Committee has the authority to delegate to the Chairman of the Compensation Committee the authority to review and set the compensation of the Chief Executive Officer, Chief Financial Officer, other senior officers or other employees.

    During 2021, First Guaranty's Chairman of the Compensation Committee reviewed and set the salary and bonus for the Chief Executive Officer. The Chief Executive Officer reviewed and set salary and bonuses for senior officers for the Company and the Bank. The Company and Bank Boards approved certain annual cash bonuses for employees including senior officers.

    Neither First Guaranty nor the Compensation Committee hired an outside consulting firm to determine or recommend the amount or forms of any compensation in 2021.

REPORT OF THE AUDIT COMMITTEE

    In performance of its obligations and in accordance with the Securities and Exchange Commission rules, the Audit Committee has reviewed and discussed First Guaranty's audited consolidated financial statements with management and its independent registered public accounting firm, Castaing, Hussey & Lolan, LLC, and has discussed with them the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. In addition, the Audit Committee received from the independent registered public accounting firm written disclosures and the letter regarding the auditors' communications with the Audit Committee concerning independence required by the applicable requirements of the Public Company Accounting Oversight Board and discussed with the auditors their independence.

    The Audit Committee received reports throughout the year on First Guaranty's internal controls for compliance with the applicable requirements for Section 404 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The Board of Directors has determined that at least one member of the Audit Committee, Jack Rossi, is an audit committee financial expert as such term is defined in Item 407(d)(5) of Regulation S-K, promulgated by the Securities and Exchange Commission.  The Audit Committee will continue to receive updates from the internal auditors and management on the process of First Guaranty's internal controls.

    Based on the above-mentioned review and discussions, the Audit Committee recommended to the Board of Directors that First Guaranty's audited consolidated financial statements be included in First Guaranty's Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the Securities and Exchange Commission.

The Audit Committee:
Jack Rossi, Chairman
William K. Hood
Edgar R. Smith III

    This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION

Compensation of Named Executive Officers

    The following table sets forth the total compensation paid by First Guaranty during the last two fiscal years to First Guaranty's Principal Executive Officer and the other most highly compensated executive officer whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2021. We refer to these individuals as "named executive officers."

Name and Principal Position	Year	Salary *	Bonus (1)	All Other Compensation (2)	Total
Alton B. Lewis, Jr.	2021	396,250	133,902	21,089	551,241
Vice Chairman, President and Chief Executive Officer	2020	371,250	136,279	16,864	524,393
Eric J. Dosch	2021	165,472	66,151	2,339	233,962
Chief Financial Officer, Treasurer, and Secretary	2020	159,115	69,286	1,383	229,784

*	Includes service as an executive officer of First Guaranty Bank, a wholly owned subsidiary of First Guaranty.
(1)Includes distributions under the company-wide annual bonus which equaled one week's base salary, a discretionary cash bonus and a discretionary bonus payable in the form of First Guaranty's common stock, the value of which is equal to the fair market value of the common stock on the date of payment.
(2)Includes employer matching contributions to the 401(k) plan in the amounts of $8,450 for Mr. Lewis and $1,807 for Mr. Dosch for the year ended December 31, 2021. Also includes premiums paid for excess group life insurance coverage for Mr. Lewis in the amount of $12,639 and for Mr. Dosch in the amount of $532 for the year ended December 31, 2021. Neither named executive officer received any perquisites or benefits, in the aggregate, that was equal to or greater than $10,000.

    In 2021, our named executive officers received a combination of base salary, annual cash bonuses and stock bonuses, in addition to other benefits. The performance of the named executive officers in managing First Guaranty and First Guaranty Bank, when considered in light of general economic, specific company, industry and competitive conditions and the COVID-19 pandemic, is the basis for determining their overall compensation.

    The Compensation Committee Chairman determined the total compensation for the Chief Executive Officer for 2021. Compensation is paid based on the named executive officers' individual and departmental performance, as well as our overall performance. In assessing our performance for compensation purposes, numerous factors were considered, including earnings during the past year relative to budget plans, asset growth, business plans for our future direction, and our safety and soundness. Compensation paid by other financial institutions in our geographic market area, with similar asset size, is also considered by the compensation committee. An assessment of each individual executive's performance is based on the executive's responsibilities and a determination of the named executive officer's contribution to our performance and the accomplishment of our strategic goals.

Severance or Change in Control Arrangements

    First Guaranty does not have any severance or change-in-control agreements with its named executive officers.

Base Salary

    Base salary is paid in order to provide each named executive officer with sufficient, regularly-paid income that is commensurate with his knowledge, skills and abilities necessary to execute his job duties and responsibilities. The base salaries for Messrs. Lewis and Dosch for 2021 were based on the above factors, including our current financial performance as measured by earnings, asset growth, and overall financial soundness, along with an annual review evaluation that all bank employees undergo. Additional considerations were their leadership in setting high standards for financial performance, motivating management and continued involvement in community affairs. In addition, in October of 2021, the Compensation Committee Chairman approved a base salary of $415,000 for Mr. Lewis due to prevailing market conditions and his significant contributions to the overall performance of First Guaranty. In October of 2021, the Chief Executive Officer approved a base salary of $170,640 for Mr. Dosch due to his individual performance and increased responsibilities during 2021.

Cash Bonuses

    Bonuses are discretionary and are generally awarded to the named executive officers based on the extent to which we achieve annual performance objectives established by the Compensation Committee, Board and or the Bank Board. Bonuses are determined following a year-end assessment of our financial performance. The performance criteria used to determine the bonuses are not established until the end of the year and are not necessarily communicated to the officers. Company performance objectives may include net income, return on average assets ("ROAA") and return on average equity ("ROAE") goals. ROAA measures management's overall effectiveness at managing and investing First Guaranty's assets. ROAE measures the net after-tax return provided to First Guaranty's shareholders. Based on the foregoing, Messrs. Lewis and Dosch earned a cash bonus of $25,000 and $10,000, respectively, for the year ended December 31, 2021.

    In addition, Messrs. Lewis and Dosch received a holiday bonus of $7,968 and $3,276, respectively, which represents one week of base pay. This holiday bonus was payable to all employees of First Guaranty Bank and approved by the Bank Board of Directors.

Stock Bonuses

    First Guaranty paid quarterly and annual bonuses in the form of Company common stock to employees, including named executive officers, as a part of a broad-based employee bonus program. These bonus payments do not have a vesting requirement or any other restrictions and are expensed as awarded based on the fair value of the stock. These bonus payments are typically issued based on employee performance and are discretionary and in 2021 were not governed under a stock plan. During the year ended December 31, 2021, Messrs. Lewis and Dosch received 5,348 and 2,698 shares in the form of stock bonuses.

Benefit Plans

    401(k) Plan. First Guaranty Bank has adopted the First Guaranty Bank Savings Plan (the "401(k) Plan"), which is a qualified, tax-exempt profit sharing plan with a "cash or deferred" feature that is tax-qualified under Section 401(k) of the Internal Revenue Code. All employees who have attained age 21 with one year of service are eligible to participate in the 401(k) Plan.

    Participants may elect to defer a percentage of their compensation each year instead of receiving that amount in cash, to the 401(k) Plan, provided that the amount deferred does not exceed $19,500 for 2021. In addition, for participants who are age 50 or older by the end of any taxable year, the participant may elect to defer additional amounts (called "catch-up contributions") to the 401(k) Plan. The "catch-up contributions" may be made regardless of any other limitations on the amount that a participant may defer to the 401(k) Plan. The maximum "catch-up contribution" that a participant could make in 2021 was $6,500. For these purposes, "compensation" includes total compensation (including salary reduction contributions made under the 401(k) Plan), but does not include compensation in excess of $285,000 for 2021. In addition, First Guaranty Bank makes a discretionary matching contribution to the 401(k) Plan that is determined by First Guaranty Bank. The discretionary contribution is allocated among the participants' accounts on the basis of each participant's annual elective deferral contributions to the 401(k) Plan.

    A participant is always 100% vested in his or her salary deferral contributions. However for First Guaranty Bank's contribution, a participant will vest at a rate of 25% per year, beginning after the completion of two years of service, such that the participant will become 100% vested upon the completion of five years of service. The vested portion of a participant's account under the 401(k) Plan, together with investment earnings thereon, is normally distributed following retirement, death, disability or other termination of employment, in the form of a single lump-sum payment. Our common stock is not offered as an investment option under the 401(k) Plan.

    ESOP. First Guaranty Bank maintains the First Guaranty Bank Employee Stock Ownership Plan (the "ESOP"), which is a tax-qualified defined contribution plan designed to invest primarily in employer securities. In October 2010, the ESOP was frozen such that no additional contributions were made to the ESOP thereafter. As of December 31, 2021, the ESOP held 3,047 shares of our common stock. First Guaranty is in the process of terminating the plan.

Tax and Accounting Considerations

    First Guaranty evaluates the tax and accounting treatment of each of our compensation programs at the time of adoption and annually to ensure that we understand the financial impact of each program on First Guaranty. Our analysis includes a review of recently adopted and pending changes in tax and accounting requirements.

Stock Ownership Requirements

First Guaranty encourages directors and executive officers to purchase stock. First Guaranty has not adopted formal stock ownership requirements for its directors or executive officers.

DIRECTORS' COMPENSATION

    We pay fees to our non-employee directors for their participation in board and committee meetings held throughout the year. Directors who are also employees do not receive additional compensation for their service as directors. For the year ended December 31, 2021, our non-employee directors were paid $1,000 for each board meeting attended (including First Guaranty Bank board meetings). In addition, non-employee directors were paid $300 for each committee meeting, excluding director loan committee meetings attended (including First Guaranty Bank committee meetings). Non-employee directors were paid $500 for each director loan committee meeting attended.

    The following table is a summary of the compensation for each of our non-employee directors for the year ended December 31, 2021.

Directors' Compensation
	Fees Earned or Paid in Cash (1)	All Other Compensation (2)	Total
Marshall T. Reynolds	$31,800	—	$31,800
William K. Hood, Jr.	66,100	246	66,346
Edgar R. Smith III	25,100	269	25,369
Jack Rossi	27,500	—	27,500
(1)Includes fees paid by First Guaranty Bank, a wholly owned subsidiary of First Guaranty.
(2)Reimbursement for travel to Board meetings.

TRANSACTIONS WITH RELATED PARTIES

    The Sarbanes-Oxley Act generally prohibits companies from making loans to executive officers and directors, but it contains a specific exemption from such prohibition for loans made by First Guaranty Bank to our executive officers and directors in compliance with federal banking regulations.

    First Guaranty is engaged, and expects to engage in the future, in banking transactions in the ordinary course of business with directors, officers, principal shareholders and their associates and/or immediate family members, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with persons not related to First Guaranty and that do not involve more than the normal risk of collectibility or present other unfavorable features. The non-interested members of the Board reviews and approves related party transactions.

    At December 31, 2021, the aggregate funded amount of extensions of credit to directors, executive officers, principal shareholders and their associates, as a group was $93.3 million or approximately 41.7% of total equity. Unfunded commitments totaled $45.4 million.

    First Guaranty:

i.paid approximately $0.3 million and $0.5 million for the years ended December 31, 2021 and 2020, respectively, for printing services and supplies and office furniture and equipment to Champion Graphic Communications (or subsidiary companies of Champion Industries, Inc.), of which Marshall T. Reynolds, the Chairman of First Guaranty's Board of Directors, is Chairman of the Board of Directors and holder of 100% of the common stock as of March 21, 2022;

ii.on December 21, 2015 issued a $15.0 million subordinated note (the "Note") to Edgar Ray Smith III, a director of First Guaranty. The Note is for a ten-year term (non-callable for first five years) and will bear interest at a fixed annual rate of 4.0% for the first five years of the term and then adjust to a floating rate based on the Prime Rate as reported by the Wall Street Journal plus 75 basis points for the period of time after the fifth year until redemption or maturity. First Guaranty paid interest expense of $0.8 million in 2021 and $0.6 million in 2020 for this Note;

iii.paid approximately $0.1 million and $27,000 for the years ended December 31, 2021 and 2020, respectively, for the purchase and maintenance of First Guaranty's automobiles to subsidiaries of Hood Automotive Group, of which William K. Hood, a director of First Guaranty, is President;

iv.paid approximately $0 and $0.1 million for the years ended December 31, 2021 and 2020, respectively, for architectural services in relation to bank branches to Gasaway Gasaway Bankston Architects, of which bank subsidiary board member Andrew B. Gasaway is part owner; and

v.paid approximately $0.6 million and $0.5 million for the years ended December 31, 2021 and 2020, respectively, to Centurion Insurance, an insurance brokerage agency, to bind coverage at market terms for property casualty insurance and health insurance. First Guaranty owns a 50% interest in Centurion and accounts for this investment under the equity method.

    First Guaranty believes that the terms of its related party transactions are no less favorable to First Guaranty than could be obtained from an independent third party.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES SET FORTH IN THIS PROXY STATEMENT TO THE BOARD OF DIRECTORS.

PROPOSAL 2 – ADVISORY NON-BINDING VOTE ON EXECUTIVE COMPENSATION

The compensation of our Principal Executive Officer and our other most highly compensated executive officer of First Guaranty (“Named Executive Officers”) is described in “Executive Compensation.” Shareholders are urged to read the Executive Compensation section of this Proxy Statement, which discusses our compensation policies and procedures with respect to our Named Executive Officers.

In accordance with Section 14A of the Exchange Act, shareholders will be asked at the Meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:

RESOLVED, that the shareholders of First Guaranty Bancshares, Inc. (the “First Guaranty”) approve, on an advisory basis, the compensation of the First Guaranty’s Named Executive Officers described in the Executive Compensation section of the Proxy Statement, the compensation tables and other narrative executive compensation disclosures set forth in that section.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our shareholders and encourages all shareholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 2.

PROPOSAL 3 – EQUITY BONUS PLAN

The Board of Directors of First Guaranty has adopted, subject to shareholder approval, the First Guaranty Bank Equity Bonus Plan (the “Bonus Plan”) to provide periodic bonuses to selected employees of First Guaranty Bank, payable in the form of First Guaranty common stock (“FGB Stock”). The Bonus Plan is designed to attract, retain and reward employees who contribute to the success and performance of First Guaranty Bank and to further align their interests with those of First Guaranty’s shareholders through the ownership of additional shares of FGB Stock.

The following is a summary of the material features of the Bonus Plan, which is qualified in its entirety by reference to the provisions of the Bonus Plan, attached hereto as Appendix A. In the event of conflict between the terms of this disclosure and the terms of the Bonus Plan, the terms of the Bonus Plan will control.

Eligibility

Each full-time employee of First Guaranty Bank who is selected by the Board of Directors of First Guaranty or its designee will be eligible to receive a stock award under the Bonus Plan. Non-employee directors are not eligible to receive grants under the Bonus Plan. As of April 8, 2022, First Guaranty Bank had 484 full-time employees.

Administration

The Bonus Plan will be administered by the Board of Directors of First Guaranty (the “Board”). The Board will have authority to issue stock awards as described below under “Stock Awards —Issuance of Stock Awards.” The Board will also have the authority and discretion to interpret the Plan and to make all other determinations that may be necessary or advisable for the administration of the Bonus Plan.

Stock Awards

Share Reserve. The Bonus Plan establishes an equity bonus pool in an aggregate amount of 80,000 shares of FGB Stock to be issued as stock awards thereunder. The shares of FGB Stock with respect to which Stock Awards may be issued under the Bonus Plan will be shares currently authorized but unissued, currently held, or to the extent permitted by applicable law, subsequently acquired by First Guaranty in the open market or in private transactions.

Issuance of Stock Awards. Following the completion of each quarterly period, the Board will determine the aggregate number of stock awards to be issued under the Bonus Plan and select the employees of First Guaranty Bank who will receive such stock awards, provided, however, that the Board will have the right to delegate authority to the Chairman of the Board and/or certain executive officers and managers of First Guaranty Bank in: (1) selecting the employees who will receive stock awards under the Bonus Plan; and (2) determining the number of stock awards to be issued to each selected employee. Notwithstanding the foregoing, no employee will be present during the voting or deliberations by the Board, the Chairman of the Board and/or any other designee regarding the employee’s stock awards to be issued under the Bonus Plan.

Unless otherwise specified by the Board, the stock awards will be 100% vested upon issuance and will be distributed in-kind to each selected employee in a lump sum within 75 days following the completion of the applicable quarterly period. Although not required by the Bonus Plan, the Board intends to issue an aggregate number of stock awards following each quarterly period with an aggregate fair market value of approximately $75,000. As of April 8th, 2022 (the latest practicable date before the printing of this proxy statement), the closing sales price of First Guaranty’s common stock was $23.67 per share, as quoted on the NASDAQ Global Market.

Corporate Transactions. In the event of any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of shares of FGB Stock or other securities, stock dividend or other special and non-recurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares of FGB Stock such that an adjustment is appropriate, then the Board will have the ability to adjust the number of securities available to be issued under the Bonus Plan.

Amendment and Termination

The Board of Directors of First Guaranty may, as permitted by law, at any time, amend or terminate the Plan, provided, however, that no amendment may materially increase the aggregate number of securities to be issued under the Bonus Plan without shareholder approval.

Duration of Plan

The Bonus Plan will become effective upon approval by the shareholders at this meeting. Unless the Bonus Plan is terminated, the Bonus Plan will remain in effect as long as shares of FGB Stock are available to be issued thereunder, or, if earlier, the two-year anniversary of the effective date of the Bonus Plan.

Federal Income Tax Considerations

Stock Awards. Upon the later of delivery or vesting of the stock awards, an employee will realize ordinary income in an amount equal to the then fair market value of the stock awards and the employer will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the employee upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting.

Withholding of Taxes. First Guaranty Bank may withhold amounts from the employees to satisfy withholding tax requirements with respect to the stock awards issued under the Bonus Plan. Except as otherwise provided by the Board, employees may have shares withheld from stock awards to satisfy the tax withholding requirements. Alternatively, to the extent permitted by the Board and that adverse tax or accounting consequences would not be incurred, the employees may have shares withheld from their stock awards to cover federal, state and local tax withholding that does not exceed the maximum individual statutory tax rate in a given jurisdiction.

Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Bonus Plan. First Guaranty and First Guaranty Bank suggest that eligible employees consult with their individual tax advisors to determine the applicability of the tax rules to the stock awards issued to them based on their personal circumstances.

Stock Awards to be Issued

The Board of Directors of First Guaranty has adopted the Bonus Plan, subject to shareholder approval. At the present time, no specific determination has been made as to the allocation of stock awards to eligible employees under the Bonus Plan.

Required Vote and Recommendation of the Board

In order to approve the Bonus Plan, the proposal must receive the affirmative vote of the majority of the shares present and voting, without regard to broker non-votes or proxies marked abstain.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 3.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    The firm of Castaing, Hussey & Lolan, LLC served as First Guaranty's independent registered public accounting firm in 2021 and 2020. Representatives of Castaing, Hussey & Lolan, LLC are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

On April 8, 2022, Castaing, Hussey & Lolan, LLC advised First Guaranty's Audit Committee that it is declining to stand for reappointment as the Company's independent registered public accountants for the year ending December 31, 2022. Castaing, Hussey & Lolan, LLC will continue as First Guaranty's independent registered public accounting firm for interim periods in 2022 until such time as the successor firm is appointed.

The audit reports of Castaing, Hussey & Lolan, LLC on First Guaranty's consolidated financial statements as of and for the years ended December 31, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2021 and 2020, and the subsequent interim period through April 8, 2022, there were no: (1) disagreements with Castaing, Hussey & Lolan, LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Castaing, Hussey & Lolan, LLC would have caused Castaing, Hussey & Lolan, LLC to make reference to the subject matter of the disagreements in connection with its audit reports, or (2) reportable events under Item 304(a)(1)(v) of SEC Regulation S-K.

First Guaranty is currently interviewing alternative independent registered public accounting firms to succeed Castaing, Hussey & Lolan, LLC.

Castaing, Hussey & Lolan, LLC will continue to provide services to First Guaranty including tax compliance services and the audit of the employee benefit plan.

Audit Fees

    Castaing, Hussey & Lolan, LLC provided audit services to First Guaranty consisting of the annual audit of First Guaranty's 2021 and 2020 consolidated financial statements contained in First Guaranty's Annual Reports on Form 10-K and review of the financial statements contained in First Guaranty's Quarterly Reports on Form 10-Q for 2021 and 2020. Castaing, Hussey & Lolan, LLC did not provide any services related to the financial information systems design/implementation or internal audit outsourcing to First Guaranty during 2021 or 2020.

Castaing, Hussey & Lolan, LLC Fees

Fee Category	Fiscal Year 2021	Percentage of Total	Fiscal Year 2020	Percentage of Total
Audit Fees	$309,750	83%	$286,750	83%
Audit-Related Fees	62,800	17%	24,234	7%
Tax Fees	—	—%	28,350	8%
All Other Fees	—	—%	5,165	2%
Total Fees	372,550	100%	344,499	100%

    Audit Fees. These are fees related to professional services rendered in connection with the audit of First Guaranty's annual financial statements filed on Form 10-K, reviews of the financial statements included in each of First Guaranty's Quarterly Reports filed on Form 10-Q and accounting consultations that related to the audited financial statements which are necessary to comply with generally accepted auditing standards.

    Audit-Related Fees. These fees consisted primarily of audits of employee benefit plans, specific internal control process reviews and consultations regarding accounting and financial reporting.

     Tax Fees. These are fees billed for professional services related to tax compliance, tax advice and tax planning, including the preparation and filing of tax returns.

    All Other Fees. These are fees for all other permissible services that do not meet the above category descriptions. Fees in this category include due diligence assistance services when provided.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

    The Audit Committee or the Chair of the Audit Committee under authority delegated by the Audit Committee, will pre-approve all services (audit and permissible non-audit services) performed by the independent registered public accounting firm and the associated costs and fees, in order to assure that the provision of such services does not impair the independent registered public accounting firm's independence. Any services approved by the Audit Committee Chair will be brought to the full Audit Committee for approval at the next scheduled committee meeting.  Services which qualify under the de minimis exception to the Sarbanes-Oxley Act of 2002 shall be approved by the Committee or a delegated Committee Member prior to the completion of the audit.

SHAREHOLDER PROPOSALS

2023 Annual Meeting

    The deadline for submission of shareholder proposals to be considered for inclusion in the proxy materials relating to the 2023 Annual Meeting is December 16, 2022.

Under new SEC Rule 14a-19, a shareholder intending to engage in a director election contest with respect to First Guaranty's annual meeting of shareholders to be held in 2023 must give First Guaranty notice of its intent to solicit proxies by providing the names of its nominees and certain other information at least 60 calendar days before the anniversary of the previous year's annual meeting. This deadline is March 20, 2023.

Shareholder proposals to be presented at the 2023 Meeting, but not included in the proxy materials for that Meeting, must be submitted not less than 30 or more than 90 days before the date of the Meeting (or within 10 days of the date of notice or prior public disclosure of the date of the Meeting, if such notice or disclosure is given or made less than 40 days before the date of the Meeting). Under First Guaranty's By-Laws, a shareholder must furnish certain specified information in writing about the matters proposed to be brought before the Meeting and about the shareholder submitting the proposal and must be addressed to the Secretary of First Guaranty Bank at P. O. Box 2009, Hammond, Louisiana, 70404.

OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors does not know of any matters to be presented at the Meeting other than those mentioned above. However, if any other matters are properly brought before the Meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment pursuant to discretionary authority granted in the proxy.

Code of Ethics

    First Guaranty has adopted a Code of Ethics that applies to all employees as well as all members of the Board of Directors. First Guaranty also has adopted a Code of Ethics related to financial reporting that applies to senior financial officers. Both Codes of Ethics are available at www.fgb.net.

Form 10-K

    Upon written request by any shareholder who makes a good faith representation that he or she is a shareholder of First Guaranty as of March 21, 2022 and entitled to vote at the Meeting, First Guaranty will provide a copy of the 2021 Annual Report on Form 10-K filed with the Securities and Exchange Commission, including statements, schedules, and exhibits thereto. These documents, including proxy materials may also be accessed on our website at www.fgb.net or the Securities and Exchange Commission's website at www.sec.gov. Such requests should be addressed to Eric J. Dosch, Chief Financial Officer, Treasurer and Secretary, First Guaranty Bancshares, Inc. P.O. Box 2009, Hammond, Louisiana 70404-2009.

            By Order of the Board of Directors

            Eric J. Dosch
            Treasurer and Secretary
Hammond, Louisiana
April 15, 2022

Appendix A
FIRST GUARANTY BANK

EQUITY BONUS PLAN

Section 1. Purpose; Effective Date and Term. The purpose of the First Guaranty Bank Equity Bonus Plan (the “Plan”) is to promote the long-term financial success of First Guaranty Bancshares, Inc. (the “Company”) and First Guaranty Bank (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s stockholders through the ownership of additional common stock of the Company. The Plan was adopted by the Board of Directors of the Company (the “Board”) on February 17, 2022 and shall become effective upon stockholder approval (the “Effective Date”). The Plan shall remain in effect until the Stock Awards available under the Plan have been issued or, if earlier, the second anniversary of the Effective Date. Terms capitalized but not otherwise defined shall have the meanings ascribed to them in Section 6 hereof.

Section 2. Stock Awards.

2.1.    Share Reserve. The Company shall establish an equity bonus pool in an aggregate amount of 80,000 shares of FGB Stock to be issued as Stock Awards under this Plan. The shares of FGB Stock with respect to which Stock Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions. The aggregate number of shares of FGB Stock available to be issued under this Plan shall be subject to adjustment as provided in Section 2.3. The number of shares available to be issued as Stock Awards shall be reduced by the number of shares of FGB Stock previously issued, subject to the following: (1) to the extent any shares of FGB Stock under the Plan are not delivered to a Covered Employee for any reason, including due to forfeiture, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of FGB Stock available for delivery under the Plan; and (2) the extent that shares of FGB Stock are withheld to satisfy withholding taxes upon the issuance of a Stock Award granted hereunder, then the number of shares of FGB Stock available shall be reduced by a gross number of shares of FGB Stock issued rather than by the net number of shares of FGB Stock issued.

2.2.    Issuance of Stock Awards. Each full-time employee of the Bank who is selected by the Board or its designee as set forth in Section 3.2(a) (each a “Covered Employee”) shall be eligible to receive a Stock Award following the completion of each Quarterly Period. The Board is under no obligation to approve a Stock Award following the completion of any Quarterly Period. In the event the Board determines that a Stock Award is appropriate for a Quarterly Period, it shall approve the total Stock Award amount. In any Quarterly Period that a Stock Award is made, the Board or its designee as set forth in Section 3.2(a) shall determine the Stock Awards to be allocated to each Covered Employee on a discretionary basis. Unless otherwise specified by the Board, the Stock Awards shall be 100% vested upon issuance and shall be distributed in-kind to each Covered Employee in a lump sum within 75 days following the completion of the applicable Quarterly Period (the “Payment Date”). Notwithstanding anything in this Section 2.2 to the contrary, if a Covered Employee’s employment with the Company or the Bank ceases for any reason after the completion of a Quarterly Period but prior to the corresponding Payment Date, the Covered Employee shall immediately forfeit any right to receive a Stock Award under the Plan with respect to such Quarterly Period and shall have no further rights with respect thereto.

2.3.    Corporate Transactions. In the event of any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of shares of FGB Stock or other securities, stock dividend or other special and non-recurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, which affects the shares of FGB Stock, then the Board shall, in an equitable manner, adjust the number of securities available to be issued under the Plan set forth in Section 2.1.

2.4.    Delivery of Shares. Delivery of shares of FGB Stock under the Plan shall be subject to the following:

(a)    Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of FGB Stock or make other distribution of benefits under the Plan unless such delivery or distribution complies with applicable laws (including, the requirements of the
Securities Act), and the applicable requirements of any Exchange or similar entity.

(b)    The issuance of FGB Stock under this Plan may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.

Section 3. Board.

3.1.    Administration. The Plan shall be administered by the Board of Directors of the Company (the “Board”).

3.2.    Powers of the Board. The administration of the Plan by the Board shall be subject to the following:

(a)    The Board is under no obligation to approve a Stock Award following the completion of any
Quarterly Period. In the event the Board determines that a Stock Award is appropriate for a Quarterly
Period, it shall approve the total Stock Award amount.

(b)    The Board or its designee shall have the authority and discretion to select the Covered Employees who shall receive such Stock Awards, provided, however, that the Board shall have the right to delegate authority to the Chairman of the Board and/or certain executive officers and managers of the Bank in: (1)
selecting the Covered Employees who shall receive such Stock Awards; and (2) determining the number of such Stock Awards to be issued to each selected Covered Employee. Notwithstanding the foregoing, no
Covered Employee shall be present during voting or deliberations by the Board, the Chairman of the Board and/or any other designee regarding Stock Awards to be issued under the Plan to the Covered Employee.

(c)    The Board shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)    The Board shall have the authority to define terms not otherwise defined herein.

(e)    Any interpretation of the Plan by the Board and any decision made by it under the Plan is final and binding on all persons.

(f)    In controlling and managing the operation and administration of the Plan, the Board shall take action in a manner that conforms to the articles of incorporation and bylaws of the Company and applicable corporate law.

3.3.    Board Action. The Board shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Board shall constitute a quorum, and the action of a majority of the members of the Board present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Board without holding a meeting, shall be deemed to be actions of the Board. Subject to Sections 3.1 and 3.2, all actions of the Board shall be final and conclusive and shall be binding upon the Company, the Bank, Covered Employees and all other interested parties. Any person dealing with the Board shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Board or by a representative of the Board authorized to sign the same on its behalf.

Section 4. Amendment and Termination.

4.1    By Board Action. The Board may, as permitted by law, at any time, amend or terminate the Plan, provided, however, that no amendment may materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 2.3, unless the amendment is approved by the Company’s stockholders.

    4.2    Term of Plan. Notwithstanding any other provision of the Plan, the Plan will automatically terminate on the second anniversary of the Effective Date, and no Stock Awards shall be made under the Plan thereafter.

Section 5. General Terms.

5.1.    No Implied Rights. Neither a Covered Employee nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or the Bank, including any specific funds, assets or other property of the Company or the Bank, in its sole discretion, may set aside in anticipation of a liability under the Plan. The Plan does not constitute a contract of employment or service, and selection as a Covered Employee will not give any Covered Employee the right to be retained in the employ of, or provided services to, the Company or the Bank or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive a Stock Award under the Plan, or, having been so selected, to receive a future Stock Award under the Plan.

5.2.    Non-Exclusivity. Neither the adoption of this Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt any other bonus or incentive arrangement as either may deem desirable other than the Plan.

5.3.    Tax Withholding. Where a Covered Employee receives a Stock Award, the Company shall have the right to require such Covered Employee to pay to the Company the amount of any tax that the Company is required to withhold with respect to payment of the Stock Award, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of FGB Stock to cover the amount required to be withheld. To the extent determined by the Board or its designee as set forth in Section 3.2(a), a Covered Employee shall have the right to direct the Company to satisfy the required federal, state and local tax withholding by withholding a number of shares otherwise distributed that would satisfy the tax withholding. Alternatively, to the extent determined by the Board or its designee as set forth in Section 3.2(a) and that adverse tax or accounting consequences to the Company or the Bank would not be incurred, the Covered Employee shall have the right to direct the Company to withhold a number of shares of FGB Stock otherwise distributable under the Plan to cover federal, state and local tax withholding that does not exceed the maximum individual statutory tax rate in a given jurisdiction.

5.4.    No Fractional Shares. Unless otherwise permitted by the Board or its designee as set forth in Section 3.2(a), no fractional shares of FGB Stock shall be issued or delivered pursuant to the Plan or any Stock Award. The Board or its designee as set forth in Section 3.2(a) shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.

5.5.    Governing Law. The Plan, all Stock Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Louisiana without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in the State of Louisiana, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any award under this Plan, each Covered Employee and any other person claiming any rights under the Plan agrees to submit himself or herself and any legal action that the Covered Employee brings under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

5.6.    Validity. If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

5.7.    Unfunded Arrangement. The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company or the Bank for the payment of any benefit hereunder. No Covered Employee shall have any interest in any particular assets of the Company or the Bank by reason of the right to receive a benefit under the Plan and any such Covered Employee shall have only the rights of an unsecured creditor of the Company with respect to any rights under the Plan.

5.8.    Regulatory Requirements. The payment of any Stock Awards under the Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

Section 6. Defined Terms. In addition to the other definitions contained herein, the following definitions shall apply:

6.1.    “Board” means the Board acting under Section 3.

6.2.    “Exchange” means any national securities exchange on which the FGB Stock may from time to time be listed or traded.

6.3.    “FGB Stock” means the common stock of the Company, $1.00 par value per share.

6.4.    “Quarterly Period” means the quarterly period ending on March 31, June 30, September 30 and
December 31 of each year.

6.5.    “Stock Award” means the issuance of FGB Stock under the Plan.

6.6.    “Securities Act” means the Securities Act of 1933, as amended from time to time.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY CARD

The undersigned hereby constitutes and appoints Marshall T. Reynolds and Eric J. Dosch and each of them acting alone, with full power of substitution, the true and lawful attorneys and proxies of the undersigned to attend the annual meeting of the shareholders of First Guaranty Bancshares, Inc.  to be held on May 19, 2022, at 2:00 p.m., central daylight time, and any adjournment or postponement thereof, and to vote the shares of said Company standing in the name of the undersigned as directed below. At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment or postponement thereof, including discretionary authority to vote with respect to the election of any person to any office for which a bona fide nominee is named in the Proxy Statement dated April 15, 2022 (the "Proxy Statement") and such nominee is subsequently unable to serve or for good cause refuses to serve.

The Board of Directors recommends a vote "FOR" proposals 1, 2 and 3 listed below.

1.	To elect the nominees listed below

FOR	WITHHOLD	FOR ALL EXCEPT
	ALL	(WRITE NAME BELOW)
☐	☐	☐

Jack Rossi
William K. Hood
Alton B. Lewis
Marshall T. Reynolds
Edgar R. Smith III

INSTRUCTIONS:  To withhold authority for any individual nominee(s), mark "FOR ALL EXCEPT" and write that nominee's name in the space provided above.

2.	To approve an advisory, non-binding resolution with respect to our executive compensation as described in the Proxy Statement.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.	To approve the First Guaranty Bank Equity Bonus Plan.

FOR	AGAINST	ABSTAIN

☐	☐	☐

The shares represented by this proxy will be voted as directed herein by the shareholder. If no direction is specified when the duly executed proxy is returned, this proxy will be voted "FOR" each of the proposals stated above.

The undersigned acknowledges receipt of a notice of the annual meeting and a Proxy Statement dated April 15, 2022 and our Annual Report with audited financial statements.

Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee, or guardian, please give full titles as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated this _____day of _____________, 2022

_____________________

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Signature of Shareholder(s)